                                                                Exhibit (c)(iii)


                 (Letterhead of Smith, Katzenstein & Furlow LLP)

December 7, 1999


VIA FACSIMILE/BY HAND
---------------------


Winthrop Financial Associates, A Limited Partnership
   Managing General Partner
Winthrop California Investors Limited Partnership
5 Cambridge Center, 9th Floor
Cambridge, MA  02142

Attention:  Mr. Michael L. Ashner
            Chief Executive Officer

Re:   Demand for List of Limited Partners
      -----------------------------------

Dear Mr. Ashner:

We represent Sutter Opportunity Fund, LLC ("Sutter"), a limited partner of Winthrop California Investors Limited Partnership, a Delaware limited partnership (the "Partnership"). Pursuant to a limited power of attorney, a copy of which is attached to this letter, we have been authorized by Sutter to demand that the Partnership and its Managing General Partner permit us to inspect and copy the register of Investor Limited Partners (the "List") pursuant to Section
10.1 of the Partnership's Limited Partnership Agreement and Delaware law.

Pursuant to the applicable provisions of the Partnership's Limited Partnership Agreement, the Delaware Revised Uniform Limited Partnership Act and the common law of the State of Delaware, Sutter demands a copy in writing of the most recent and current listing of Investor Limited Partners including: (i) their names in alphabetical order; (ii) their addresses; and (iii) the number of Units held by each such Investor Limited Partner.

The purpose of this demand is to enable Sutter to communicate with other Investor Limited Partners concerning the tender offer commenced on or about November 24, 1999 by Sutter/Jamboree Acquisition Fund, LLC, including furnishing copies of the offer to Investor Limited Partners.

Sutter will reimburse the Partnership for its reasonable costs incurred in connection with furnishing the information requested above. If such information is maintained on a computer or other electronic data storage system and has been or may be copied to a computer disk, this demand includes a demand for the information on computer disk together with adequate information relating to how the data is stored on the disk to enable Sutter to access such information.

Pursuant to the attached power of attorney, and the power of substitution contained therein, we hereby appoint Benjamin Richard, an employee of the law firm of Dangle & Fine, Boston, Massachusetts, as substituted attorney in fact for Sutter for purposes of delivering this demand by hand and making the inspection of the List as contemplated by Section 10.1 of the Partnership's Limited Partnership Agreement.

Sincerely,



Craig B. Smith


Attachment

                                                  Attachment to Exhibit (c)(iii)


                                POWER OF ATTORNEY


         The undersigned, the beneficial and registered owner of units of limited partnership interest ("Units") in Winthrop California Investors Limited Partnership, a Delaware limited partnership (the "Partnership"), hereby appoints and constitutes the firm of Smith, Katzenstein & Furlow LLP, of Wilmington, Delaware, its partners, and each of them, acting jointly or severally, and with full power of substitution, as attorney in fact for the undersigned to make one or more demands on the Partnership pursuant to Section 17-305 of the Delaware Revised Uniform Limited Partnership Act and the Limited Partnership Agreement of the Partnership, including but not limited to Section 10.1 thereof, and the common law of the State of Delaware, to inspect and make copies and extracts from the Partnership's register listing the names of all Investor Limited Partners and the number of Units owned by each Investor Limited Partner (the "List"), and to conduct on behalf of the undersigned any inspection or copying of the List (1) for the purpose of permitting the undersigned to communicate with other Investor Limited Partners concerning the tender offer commenced on or about November 24,1999 by Sutter/Jamboree Acquisition Fund, LLC for Units and
(2) for such additional or other purpose or purposes as may be set forth in any demand to inspect and copy the List, the inclusion of any such additional or other purpose in a demand to evidence the due authorization thereof by the undersigned.

         IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney this 7th day of December, 1999.


                              SUTTER OPPORTUNITY FUND, LLC
                              By its Managing Member, Sutter Capital
                              Management, LLC


                              By:
                                   ------------------------------------
                                   Robert B. Dixon, Managing Member